ASSET PURCHASE AGREEMENT

BY AND AMONG

MEGAWEST ENERGY CORP.,
A BRITISH COLUMBIA, CANADA CORPORATION

MEGAWEST ENERGY (USA) CORP.,
A NEVADA CORPORATION

AND

DEERFIELD ENERGY KANSAS CORP.,
A DELAWARE CORPORATION

DATED EFFECTIVE AS OF MARCH 26, 2007

ASSET PURCHASE AGREEMENT

          This Asset Purchase Agreement (this “Agreement”), executed to be effective as of March 26, 2007 (the “Effective Date”), is made and entered into by and between MEGAWEST ENERGY CORP., a British Columbia, Canada corporation formerly known as Brockton Capital Corp., with its principal place of business located at Suite 403, 850 West Hastings Street, Vancouver, British Columbia, Canada V6C 1E1 (the “Parent”), MEGAWEST ENERGY (USA) CORP., a Nevada corporation wholly owned by Parent (“Buyer”), and DEERFIELD ENERGY KANSAS CORP., a Delaware corporation with its principal place of business located at PO Box 149, Chetopa, Kansas 67336 (the “Seller”).

WITNESSETH:

          WHEREAS, the Seller desires to sell and the Buyer desires to purchase certain assets of the Seller, as more particularly described herein, in exchange for the consideration as more particularly described herein;

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual undertakings and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

PURCHASE OF ASSETS; PURCHASE PRICE

          1.01 Assets to be Purchased; Purchase Price. On the Closing Date (as defined below), and subject to the terms and conditions of this Agreement, the Seller shall sell, assign, convey, and transfer, and the Buyer shall purchase, acquire, and accept, the Assets (as defined below), in exchange for Two Hundred Fifty Thousand (250,000) of Parent’s fully paid and non-assessable Common Shares and the release by the Parent of Deerfield of all of its obligations on the Parent Note (collectively, the “Purchase Price”).

          1.02 Definition of Assets. The term “Assets” shall mean all right, title, and interest that the Seller now has, or may have in the future, in and to the properties (both real and personal) and assets (both tangible and intangible) as set forth and described on Schedule 1.02. All properties and assets not set forth and fully described on Schedule 1.02 are expressly excluded from the term “Assets” for the purposes of this Agreement.

          1.03 Assumed Liabilities. Schedule 1.03 sets forth and fully describes each and every liability, lien, mortgage, encumbrance, and imperfection of title to which the Assets are subject or may be subject in the future due to actions or omissions of the Seller (the “Assumed Liabilities”). Except for the Assumed Liabilities, the Seller shall convey to the Buyer marketable title to the Assets free and clear of any liabilities, liens, mortgages, encumbrances, and imperfections of title.

          1.04 Net Revenue Interest. The Buyer shall pay to the Seller the net revenue interest payable by Seller to Production Co., Inc. (“CPC”) pursuant to the Asset Purchase Agreement dated September 12, 2006 between the Seller and CPC.

ARTICLE II

CLOSING AND CLOSING DATE

          2.01 Closing. Subject to the satisfaction or waiver of all of the conditions contained in Article VI, the closing of the transactions contemplated by this Agreement (the “Closing”) shall be held on (i) March 26, 2007 or (ii) such other date as the parties hereto may agree in writing, at such time and place as the parties hereto may agree. The date on which the Closing occurs is referred to herein as the “Closing Date”. At the Closing, the parties hereto shall deliver or cause to be delivered the following:

(a)	the Seller shall deliver or cause to be delivered to the Buyer:

(i)

title to and possession of the Assets by means of an executed copy of the Bill of Sale and Assignment and Assumption Agreement attached hereto as Exhibit A and any other instruments of conveyance or other documents or instruments necessary to transfer and assign title and beneficial ownership of the Assets to the Buyer as determined by the Buyer in its sole discretion;

	(ii)	the Officer’s Certificate in substantially the form of Exhibit B attached hereto;

	(iii)	the Secretary’s Certificate in substantially the form of Exhibit C hereto;

(iv)

the consents as set forth on Schedule 3.12, dated prior to the Closing Date, required to be obtained by the Seller from third parties in order to transfer certain of the Assets to the Buyer in accordance with this Agreement.

(b)	The Buyer shall deliver to the Seller:

	(i)	the Officer’s Certificate in substantially the form of Exhibit D attached hereto; and

	(ii)	an executed copy of the Bill of Sale and Assignment and Assumption Agreement attached hereto as Exhibit A.

	(iii)	a release of the Parent Note in form and substance satisfactory to the Seller.

(iv)	stock certificates representing 250,000 Common Shares.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLER

          To induce the Buyer and Parent to enter into this Agreement and to consummate the transactions contemplated hereby, the Seller hereby represents and warrants to the Buyer and Parent, as of the Closing Date, the following:

          3.01 Organization and Good Standing. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

          3.02 Authority. Seller has all requisite corporate authority to own its property (including, without limitation, the Assets), to conduct its business, and to execute and deliver this Agreement and any instruments and agreements contemplated herein that are required to be executed and delivered by the Seller pursuant to its obligations under this Agreement, and to perform its obligations hereunder and thereunder. This Agreement has been approved by Seller’s Board of Directors, by Deerfield Energy LLC, a Delaware limited liability company (“Deerfield”), as the sole shareholder of Seller, and by Deerfield’s Board of Directors and has been duly executed and delivered by the Seller. No other statutory act or proceeding on the part of the Seller is necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement represents a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the enforcement of creditors’ rights generally and the application of general principles of equity and judicial discretion.

          3.03 No Violation. Neither the execution and delivery by the Seller of this Agreement nor the consummation by the Seller of the transactions contemplated hereby will (i) violate any provision of the applicable statutes and governing agreements of the Seller; (ii) except as set forth on Schedule 3.12, violate, or be in conflict with, or constitute a default (or an event or condition that, with notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any of the Seller’s liabilities, including without limitation the Assumed Liabilities, or result in the creation or imposition of any security interest, lien, charge, or other encumbrance upon any of the Assets under, any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, arrangement, agreement, or restriction of any kind or character to which the Seller is a party or by which the Seller may be bound or affected or to which any of the Assets is subject; or (iii) violate any statute or law or any judgment, decree, order, writ, injunction, regulation, or rule of any court or Governmental Authority (as defined in Article VIII of this Agreement).

          3.04 Brokers. The Seller has not employed any broker, agent, or finder in connection with any transaction contemplated by this Agreement for which the Buyer may be liable or responsible to pay.

          3.05 No Undisclosed Liabilities. Except for the Assumed Liabilities and express liabilities arising under the contracts set forth on Schedule 3.17, there are no liabilities or obligations of the Seller, whether accrued, absolute, contingent, or otherwise, that have affected or could affect in any way the Assets, or any of them. Seller has no knowledge of any basis for the assertion against the Seller of any liability or obligation of any nature whatsoever that could result in the creation or imposition of any security interest, lien, charge, or encumbrance upon any of the Assets.

          3.06 Title to the Assets; Encumbrances. Except for the Assumed Liabilities, the Seller has good and marketable title to the Assets free and clear of all liens, mortgages, claims, easements, pledges, security interests, or other imperfections of title.

          3.07 Environmental Compliance.

     (a) With respect to the Assets and any other Property (as defined in Article VIII of this Agreement) owned or operated by the Seller, the Seller is in material compliance with all applicable Environmental Laws (as defined in Article VIII of this Agreement) and has obtained and is in material compliance with all permits, licenses, and other authorizations required under any Environmental Law. There is no past or present event, condition or circumstance that is likely to interfere with the utilization of the Assets constituting a violation of Environmental Laws or resulting from any failure to comply therewith;

     (b) The Seller does not now and has not leased, operated, owned, or exercised managerial functions at any facilities or real property with respect to which such facility or real property is subject to any Proceeding (as defined in Article VIII of this Agreement) under any Environmental Law, and the Seller is not aware of any facts or circumstances that could give rise to such a Proceeding;

     (c) There are no actions or Proceedings pending or, to the Seller’s Knowledge (as defined in Article VIII of this Agreement), threatened against the Seller under any Environmental Law, and the Seller has not received any notice (whether from any regulatory body or private person) of any violation, or potential or threatened violation, of any Environmental Law;

     (d) There are no actions or Proceedings pending or, to the Seller’s Knowledge, threatened under any Environmental Law involving the release or threat of release of any Polluting Substances (as defined in Article VIII of this Agreement) at or on (i) any Property currently or in the past owned, operated or leased by the Seller or over which the Seller exercised managerial functions, or (ii) at any Property where Polluting Substances generated by the Seller have been disposed;

     (e) There is no Property for which the Seller is or was required to obtain any permit under an Environmental Law to construct, demolish, renovate, occupy, operate, or use such Property or any portion of it, which permit has not been so obtained;

     (f) There has been no release of Polluting Substances by the Seller in violation of any Environmental Law that would require any report or notification to any governmental or regulatory authority in or on any Property;

     (g) The Seller is not under investigation or subject to pending or, to the Seller’s Knowledge, threatened litigation by federal, state, or local officials or a private litigant as a result of any previous on-site management, treatment, storage, release, or disposal of Polluting Substances or exposure to any Polluting Substances;

     (h) There are no underground or above ground storage tanks on or under any Property that are not in conformity with any Environmental Law, and any Property previously containing such tanks has been remediated in compliance with all Environmental Laws; and

     (i) There is no asbestos-containing material on any Property of the Seller.

          3.08 Intentionally Deleted

          3.09 Taxes.

          (a) Except as set forth on Schedule 3.09, the Seller has (i) timely filed all returns required to be filed by it with respect to all federal, state, local, and foreign income, payroll, withholding, unemployment, excise, added value, social security, sales and use, real and personal property, use and occupancy, business and occupation, mercantile, real estate, capital stock, and franchise or other tax (including interest and penalties thereon and including estimated taxes thereof) (hereinafter referred to collectively as “Taxes”); (ii) paid all Taxes shown to have become due pursuant to such returns; and (iii) paid all other Taxes for which a notice of assessment or demand for payment has been received;

          (b) All returns for Taxes filed by or on behalf of the Seller have been prepared in accordance with all applicable laws and requirements and accurately reflect the taxable income (or other measure of Tax) of the entity filing the return; and

          (c) There are no Tax liens upon any of the Assets, and the Seller is not aware of any audit or other proceeding or investigation, or of any position taken on a Tax return of the Seller, that could give rise to a Tax lien upon any of the Assets. The Seller has previously provided the Buyer with complete, true, and correct copies of all of the Seller’s federal income tax returns.

          3.10 Intangible Assets. The Seller owns and possesses all necessary certificates, permits, authorizations, licenses (collectively, “Licenses”) that may be associated with any of the Assets, and, except as set forth on Schedule 3.12, all of such Licenses are being transferred, conveyed, and assigned to the Buyer pursuant to this Agreement. The Seller owns and possesses all necessary patents, trademarks, trademark licenses, trade names, mastheads, brand names, slogans, copyrights, reprint rights, franchises, inventions, processes, know-how, formulas, trade secrets, and other intangible assets, including all pending applications, continuations-in-part, and extensions for any of the above, that may be associated with any of the Assets.

          3.11 Litigation. There are no Proceedings (as defined in Article VIII of this Agreement) in progress, pending, or, to the Seller’s Knowledge, threatened against or affecting the Seller, the Assets, or the transactions contemplated hereby in any court or before any arbitration panel of any kind or before or by any Governmental Authority (as defined in Article VIII of this Agreement), nor does Seller have any knowledge of any valid basis for any such arbitration, claim, action, proceeding, inquiry or investigation.

          3.12 Consents. Except as listed on Schedule 3.12, and except for the consents of the Board of Directors and sole shareholder of Seller and the consent of the Board of Directors of Deerfield, no consent, approval, license, permit, authorization, or order of any Person is required in connection with the execution and delivery of this Agreement by the Seller or the consummation of the transactions contemplated hereby by the Seller.

          3.13 Permits, Licenses, Etc. The Seller has received no written notification of any threatened suspension or cancellation of any permit, license, franchise, order, certificate, consent, authorization, or approval of any Governmental Authority or administrative authority required to permit the Seller to conduct its business as conducted on the Closing Date.

          3.14 Absence of Unethical Business Practices. Neither the Seller nor any officer, employee or agent thereof has directly or indirectly given or agreed to give any gift or similar benefit to any customer, contractor, Governmental Authority, or any employee, agent, broker or affiliate of such Person or Governmental Authority who was or is in a possible position to help or hinder the Seller, which gift or benefit (a) would subject the Seller to any damages or penalties in any civil or criminal proceeding, or (b) would have a Material Adverse Effect on the Assets if discontinued.

          3.15 Books and Records. The books of account and other financial records of the Seller, all of which have been made available to the Buyer, are complete and correct and represent actual, bona fide transactions, and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of Seller, all of which have been made available to the Buyer, contain accurate and complete records of all meetings held of the Board of Directors and the shareholders of Seller, and no meeting of any such Board of Directors, shareholders or members has been held for which minutes have not been prepared or are not contained in such minute books.

          3.16 Assets. The Assets include all of the assets used in Seller’s business that are currently in the possession of Seller.

          3.17 Contracts; No Defaults. Schedule 3.17 contains an accurate and complete list, and the Seller has delivered to the Buyer accurate and complete copies of each contract to which the Seller is a party and which is being assigned to or assumed by the Seller under this Agreement and each amendment, supplement and modification (whether oral or written) in respect thereof, including, without limitation, all leases (collectively, the “Assigned

Contracts”). Except as otherwise set forth on Schedule 3.17, and except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the enforcement of creditors’ rights generally and the application of general principles of equity and judicial discretion, to the Seller’s Knowledge, each Assigned Contract is in full force and effect and is valid and enforceable in accordance with its terms, is not in default nor has any event occurred which with the passage of time would result in a default, and is assignable by the Seller to the Buyer. There are no contracts with respect to the Chetopa Prospect to which the Seller is a party and which is not being assigned to or assumed by the Seller under this Agreement and each amendment, supplement and modification (whether oral or written) in respect thereof.

          3.18 Full Disclosure. No representation or warranty regarding the Seller or the Assets made in this Agreement, the Exhibits and Schedules hereto, or the documents to be delivered by the Seller at the Closing pursuant to Section 2.01(a), contains any untrue statement of a material fact that affects the Assets or the Seller’s title to the Assets, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading. Each of the Exhibits and Schedules attached hereto is a true and complete list or description, as appropriate, of the items purported to be listed or described thereon.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE BUYER AND PARENT

          To induce the Seller to enter into this Agreement and to consummate the transactions contemplated hereby, the Buyer and the Parent hereby jointly and severally represent and warrant to the Seller, as of the Closing Date, the following:

          4.01 Organization and Good Standing. The Parent is a corporation duly organized and validly existing under the laws of British Columbia, Canada. The Buyer is a corporation duly organized and validly existing under the laws of Nevada.

          4.02 Authority. Each of the Buyer and the Parent has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been approved by the Boards of Directors of the Buyer and the Parent and has been duly authorized, executed, and delivered by the Buyer and the Parent. No other corporate act or proceeding on the part of the Buyer or the Parent is necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly authorized, executed, and delivered by the Buyer and the Parent and constitutes a valid and binding obligation of the Buyer and the Parent enforceable against the Buyer and the Parent in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the enforcement of creditors’ rights generally and the application of general principles of equity and judicial discretion.

          4.03 No Violation. Neither the execution and delivery by the Buyer or the Parent of this Agreement nor the consummation by the Buyer or the Parent of the transactions contemplated hereby will (i) violate any provision of the applicable statutes and governing agreements of the Buyer or the Parent; (ii) violate, or be in conflict with, or constitute a default

(or an event or condition that, with notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any agreement to which the Buyer or the Parent is subject, or result in the creation or imposition of any security interest, lien, charge, or other encumbrance upon any of the Buyer’s or the Parent’s assets under, any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, arrangement, agreement, or restriction of any kind or character to which the Buyer or the Parent is a party or by which the Buyer or the Parent may be bound or affected or to which any the Buyer’s or the Parent’s assets is subject; or (iii) violate any statute or law or any judgment, decree, order, writ, injunction, regulation, or rule of any court or Governmental Authority (as defined in Article VIII of this Agreement).

          4.04 Brokers. Neither the Buyer nor the Parent has employed any broker, agent, or finder in connection with any transaction contemplated by this Agreement for which the Seller may be liable or responsible to pay.

          4.05 Full Disclosure. To the Buyer’s and the Parent’s Knowledge, no representation or warranty of the Buyer or the Parent made in this Agreement contains any untrue statement of a material fact that affects the ability of the Buyer or the Parent to consummate the transactions contemplated by this Agreement or omits to state a material fact necessary to make the statements or facts contained herein not misleading.

          4.06 Consents. No consent, approval, license, permit, authorization, or order of any person is required in connection with the execution and delivery by the Buyer or the Parent of this Agreement or the consummation of the transactions contemplated hereby.

          4.07 Capitalization of the Parent. The number of outstanding Common Shares does not exceed Ninety-Five Million (95,000,000) shares and the total number of Common Shares that would be outstanding if all options, convertible and exchangeable securities of Parent were exercised or converted as of the Closing Date does not exceed One Hundred Fifty Million (150,000,000). The Common Shares to be issued in connection with this Agreement have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid, nonassessable and free and clear of any preemptive rights.

          4.08 SEC Filings. The Parent has filed with the US Securities and Exchange Commission (the “SEC”) all forms, reports, schedules, statements, and other documents required to be filed by it since January 1, 2006. All forms, reports, schedules, statements, and other documents (including all amendments thereto) filed by the Parent with the SEC since such date are herein collectively referred to as the “SEC Filings.” The Parent has directed the Seller to the SEC website to obtain accurate and complete copies of all the SEC Filings that are available to the public and that are in the form filed by the Parent with the SEC. The SEC Filings, at the time filed, complied in all material respects with all applicable requirements of applicable law. None of the SEC Filings, including, without limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

ARTICLE V

COVENANTS OF THE SELLER AND THE SHAREHOLDERS

          5.01 Payment of Liabilities and Taxes; Bulk Transfer Laws. The Seller shall pay in full or otherwise satisfy all liabilities of the Seller other than Assumed Liabilities. The Seller shall promptly pay all Taxes due from the Seller as of the Closing Date, and all other Taxes for which a notice of assessment or demand for payment has been received as of the Closing Date. The Buyer and the Seller hereby waive compliance with the bulk transfer provisions of the UCC or any similar bulk sales laws in connection with the transactions contemplated by this Agreement.

          5.02 Restricted Securities.

          (a) Seller acknowledges and understands that none of the Common Shares issuable as Purchase Price have been registered under the US Securities Act of 1933 (the “Securities Act”), and that such securities are being issued pursuant to an available exemption from registration under the Securities Act. As a result, the Common Shares may be transferred only: (A) to the Parent, (B) in accordance with the exemption from registration under the Securities Act provided by Rule 144 thereunder, if available, and in compliance with any applicable state securities laws, or (C) in a transaction that does not require registration under the Securities Act or any applicable United States state laws and regulations governing the offer and sale of securities.

          (b) Seller is a wholly owned subsidiary of Deerfield and Deerfield is owned by 17 members. Notwithstanding Section 5.02(a), the Parent hereby agrees to consent to the transfer of Common Shares issuable pursuant to this Agreement from Seller and Deerfield to the members of Deerfield, upon the delivery of an appropriate representation letter from each such member to the Parent acknowledging the restrictions on resale applicable to such Common Shares.

ARTICLE VI

CONDITIONS

          6.01 Conditions to Obligation of the Buyer. The obligation of the Buyer to effect the Closing is subject to the satisfaction or waiver by the Buyer on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Seller set forth in Article III shall be true and correct in all respects in all material respects, in each case, as though made on and as of the Closing Date, except for representations or warranties made as of a specified date, the accuracy of which shall be determined as of that specified date.

          (b) Performance of Obligations. Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

          (c) Material Adverse Effect. Since the date of this Agreement, there shall have been no any event, change, occurrence, circumstance or development which, individually or together with any one or more other events, changes, occurrences, circumstances or developments has had or would reasonably be expected to have a Material Adverse Effect on the Assets or on the ability of Seller to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement, whether or not the applicable event, change, occurrence, circumstance or development is covered by insurance.

          (d) Deliveries. The Buyer shall have received from the Seller the items described in Section 2.01(a).

          (e) Lien Searches; Environmental Studies. The Buyer shall have received, and is satisfied (in its sole discretion) with the results of certain lien searches with respect to the Assets and certain environmental studies to be performed by consultants retained by the Buyer in the Buyer’s sole discretion and at the Buyer’s sole expense.

          6.02 Conditions to Obligation of the Seller. The obligation of the Seller to effect the Closing is subject to the satisfaction or waiver by the Seller on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Buyer and Parent set forth in Article IV shall be true and correct in all respects in all material respects, in each case, as though made on and as of the Closing Date, except for representations or warranties made as of a specified date, the accuracy of which shall be determined as of that specified date.

          (b) Performance of Obligations. Buyer and Parent shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

          (c) Material Adverse Effect. Since the date of this Agreement, there shall have been no any event, change, occurrence, circumstance or development which, individually or together with any one or more other events, changes, occurrences, circumstances or developments has had or would reasonably be expected to have a Material Adverse Effect on the Buyer or Parent or on the ability of Buyer or Parent to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement, whether or not the applicable event, change, occurrence, circumstance or development is covered by insurance.

          (d) Deliveries. The Seller shall have received from the Buyer the items described in Section 2.01(b).

ARTICLE VII

INDEMNIFICATION

          7.01. Indemnification of the Buyer and Parent. The Seller hereby agrees to indemnify, defend, and hold harmless the Buyer and Parent and their respective successors in interest, and their respective officers, directors, employees, agents, attorneys, and stockholders (each a “Buyer Indemnitee”) from and against all demands, claims, actions, or causes of action, assessments, losses, taxes, damages, liabilities, costs, and expenses, including, without limitation, interest, penalties, and reasonable attorneys’ fees and expenses (collectively “Damages”), asserted against, assessed upon, resulting to, imposed upon, or incurred by a Buyer Indemnitee by reason of or resulting from (a) a breach of any representation, warranty, or a breach or threatened breach of any covenant, obligation, or agreement of the Seller contained in or made pursuant to this Agreement, including the Schedules and Exhibits hereto, or any facts or circumstances constituting such a breach; or (b) the operation of the businesses of the Seller, including, but not limited to, any products sold or services rendered, on or prior to the Closing Date, other than Assumed Liabilities.

          7.02. Indemnification of the Seller. The Buyer and Parent, hereby jointly and severally agree to indemnify, defend, and hold harmless the Seller, its successors in interest, and their respective officers, directors, employees, agents, attorneys, members and shareholders (each a “Seller Indemnitee”) from and against all Damages asserted against, assessed upon, resulting to, imposed upon, or incurred by a Seller Indemnitee by reason of or resulting from (a) a breach of any representation, warranty, or a breach or threatened breach of any covenant, obligation, or agreement of the Buyer or Parent contained in or made pursuant to this Agreement, including the Schedules and Exhibits hereto, or any facts or circumstances constituting such a breach; (b) the operation of the Assets, including, but not limited to, any products sold or services rendered, after the Closing Date; or (c) the Assumed Liabilities.

          7.03. Indemnification Claims Procedure. All claims subject to indemnification under Section 7.01 or 7.02 above shall be asserted and resolved in accordance with the following provisions. Promptly after receipt by a Buyer Indemnitee or a Seller Indemnitee (either is referred to as an “Indemnitee” in this Section 7.03) of notice of the commencement of any action (including any governmental action), such Indemnitee will, if a claim in respect thereof is to be made against any indemnifying party (the “Indemnifying Party”) under this Article VII, deliver to the Indemnifying Party a written notice of the commencement thereof and the Indemnifying Party shall have the right to participate in, and, to the extent the Indemnifying Party so desires, jointly with any other Indemnifying Party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an Indemnitee (together with all other Indemnitees that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflicts of interest between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such Indemnifying Party of any liability to the Indemnitee under this Article VII to the extent of the prejudice caused by such failure.

          7.04. Expiration of Indemnification Obligations. All obligations to provide indemnification pursuant to this Article VII shall terminate on the first anniversary of the Closing Date, other than claims arising from environmental, employee benefit or tax issues, which shall not terminate until the applicable statutes of limitations for such claims have expired.

ARTICLE VIII

DEFINITIONS

The following terms as used in this Agreement shall have the meanings set forth below:

          “Affiliate” shall mean, as to any Person, any Person controlled by, controlling, or under common control with such Person, and, in the case of a Person who is an individual, a member of the family of such individual consisting of a spouse, sibling, in-law, lineal descendant, or ancestor (including by adoption), and the spouses of any such individuals. For purposes of this definition, “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, directly or indirectly, alone or in concert with others, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract, or otherwise, and no Person shall be deemed in control of another solely by virtue of being a director, officer, or holder of voting securities of any entity. A Person shall be presumed to control any partnership of which such Person is a general partner.

          “Business Day” shall mean any day other than a Saturday, Sunday, or any day on which banks located in Wilmington, Delaware are authorized to be closed by applicable law.

          “Chetopa Prospect” shall mean the small, heavy oil prospect located 2 miles south of Chetopa, Kansas that was originally developed by Central Production Company, Inc. and Petrohunter, LLC.

          “Code” shall mean the Internal Revenue Code of 1986, as amended. All references herein to sections of the Code shall include any corresponding provision or provisions of succeeding law.

          “Common Shares” shall mean the common shares of Parent, without par value.

          “Deerfield” shall mean Deerfield Energy, LLC, a Delaware limited liability company and sole shareholder of the Seller.

          “Environmental Laws” shall mean laws, including, without limitation, federal, state, or local laws, ordinances, rules, regulations, interpretations, and orders of courts or administrative agencies or authorities relating to pollution, environmental protection, health and safety, or similar laws (including, without limitation, ambient air, surface water, ground water, land surface, and subsurface strata), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (“CERCLA”), the Federal Clean Water Act (“CWA”), the Safe Drinking Water Act (“SDWA”), the Resource Conservation and Recovery Act of 1976, as amended (“RCRA”), the Clean Air Act (“CAA”), the Emergency Planning and Community Right to Know Act (“EPCRA”), OSHA, the Medical Waste Tracking Act of 1988 (“MWTA”), the Hazardous Materials Transportation Authorization Act of 1994 (“HMTAA”), any similar laws issued by any Governmental Authority in the State of Kansas, and other laws relating to pollution or protection of the environment, or to the manufacturing, processing, distribution, use, treatment, handling, storage, disposal, or transportation of Polluting Substances.

          “Governmental Authority” means any nation or government, any state, regional, local, or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

          “Knowledge” An individual shall be deemed to have “knowledge” of a particular fact or other matter if (i) such individual is actually aware of such fact or other matter, or (ii) a person serving in the same capacity as such individual would be expected to discover or otherwise become aware, after due inquiry, of such fact or other matter in the course of performing the official duties of such individual. Buyer or Parent shall be deemed to have “knowledge” of a particular fact or other matter if an executive officer or director of the Buyer or Parent has Knowledge (as set forth above) of such fact or other matter. Seller shall be deemed to have “knowledge” of a particular fact or other matter if an executive officer or director of the Seller has Knowledge (as set forth above) of such fact or other matter.

          “Material Adverse Effect” means any effect(s), individually or in the aggregate, that would be materially adverse to: (i) a party’s assets; or (ii) the ability of a party to timely consummate the transactions contemplated hereby.

          “Parent Note” means that certain promissory note of Deerfield dated December 20, 2006 made payable to the Parent in the original principal amount of US$500,000.

          “Person” shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended, as modified and used in Sections 13(d)(3) and 14(d)(2) of such act.

          “Polluting Substances” shall be construed broadly to include (a) asbestos, (b) petroleum products or wastes, (c) biomedical or biological wastes, and (d) all pollutants, contaminants, chemicals, or industrial, toxic, or hazardous substances or wastes and shall include, without limitation, any flammable explosives, radioactive materials, oil, hazardous materials, hazardous or solid wastes, hazardous or toxic substances or regulated materials defined in CERCLA, CWA, SDWA, RCRA, EPCRA, CAA, OSHA, MWTA, and HMTAA, and/or any other Environmental Laws, as amended, and in the regulations adopted and publications promulgated thereto, including without limitation those issued by a Governing Authority in the State of Kansas provided, to the extent that the laws of the State of Kansas establish a meaning for “hazardous substance,” “hazardous waste,” “hazardous materials,” “solid waste,” or “toxic substance,” which is broader than that specified in any of CERCLA, CWA, SDWA, RCRA, EPCRA, CAA, OSHA, MWTA, HMTAA or other Environmental Laws such broader meaning shall apply.

          “Proceeding” shall mean any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, judicial, or investigative, whether formal or informal, whether public or private) commenced, brought, conducted, or heard by or before, or otherwise involving any Governmental Authority or arbitrator.

          “Property” includes any property (whether real or personal) that the Seller currently or in the past has leased, operated, owned, or managed in any manner, including, without limitation, any property acquired by foreclosure or deed in lieu thereof and property held as security for a loan or other indebtedness on the Closing Date.

ARTICLE IX

MISCELLANEOUS

          9.01 Reformation and Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof:

          (a) in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable; and

          (b) the legality, validity, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

          9.02 Further Assurances. Each party hereto shall, from time to time after the Closing Date, at the request of any other party hereto and without further consideration, execute and deliver such other instruments of conveyance, assignments, transfer, and assumption, and take such other actions, as such other party may reasonably request to more effectively consummate the transactions contemplated by this Agreement.

          9.03 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sent by first class U.S. mail (certified mail – return receipt requested), or by facsimile transmission (if facsimile transmission is also sent by regular U.S. mail the same day), or delivered by hand or by overnight or similar delivery service, fees prepaid, to the party to whom it is to be given at the address of such party set forth below or to such other address for notice as such party shall provide in accordance with the terms of this section. Except as otherwise specifically provided in this Agreement, notice so given shall, in the case of notice given by certified mail (or by such comparable method) be deemed to be given and received three Business Days after the time of certification thereof (or comparable act), in the case of notice so given by overnight delivery service, on the date of actual delivery, and, in the case of notice so given by facsimile transmission or personal delivery, on the date of actual transmission or, as the case may be, personal delivery.

If to the Buyer or Parent:	MegaWest Energy Corporation
Suite 403, 850 West Hastings Street
Vancouver, British Columbia, Canada V6C 1E1

With a copy to (delivery of which shall not be deemed as notice to Buyer):

Haynes and Boone, LLP
901 Main Street, Suite 3100
Dallas, Texas 75202
Attn: Terry Cross
Fax: (214) 200-0417

If to the Seller:	Deerfield Energy Kansas Corp.
c/o Raymond T. Pirraglia
74 Narrows Road South
Staten Island, NY 10305
Fax: (718) 815-2987

With a copy to (delivery of which shall not be deemed as notice to Seller):

Boyer & Ketchand
9 Greenway Plaza, Suite 3100
Houston, Texas 77046
Attn: John W. Menke
Fax: (713) 871-2024

          9.04 Headings. The headings of sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

          9.05 Waiver. The failure of any party to insist, in any one or more instances, upon performance of any of the terms, covenants, or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right or claim granted or arising hereunder or of the future performance of any such term, covenant, or condition, and such failure shall in no way affect the validity of this Agreement or the rights and obligations of the parties hereto. No waiver of any provision or condition of this Agreement shall be valid unless executed in writing and signed by the party to be bound thereby, and then only to the extent specified in such waiver. No waiver of any provision or condition of this Agreement shall be construed as a waiver of any other provision or condition of this Agreement, and no present waiver of any provision or condition of this Agreement shall be construed as a future waiver of such provision or condition.

          9.06 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

          9.07 GOVERNING LAW; VENUE. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES OR CHOICE OF LAWS RULES THEREOF OR OF ANY STATE TO THE EXTENT THAT SUCH CHOICE OF LAW RULES PROVIDE FOR THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN DELAWARE. THE PARTIES TO THIS AGREEMENT HEREBY MUTUALLY AGREE THAT VENUE FOR ANY ACTION BROUGHT WITH RESPECT TO THIS AGREEMENT SHALL BE PROPER EXCLUSIVELY IN DELAWARE.

          9.08 Court Costs and Attorneys’ Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover costs of court and reasonable attorneys’ fees from the other party or parties to such action, which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

          9.09 Assignability and Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, heirs, and permitted assigns. This Agreement and the rights and obligations hereunder shall not be assignable without the express written consent of all parties hereto.

          9.10 Amendments. This Agreement may not be modified, amended, or supplemented except by an agreement in writing signed by all of the parties hereto.

          9.11 Expenses, Taxes, Etc. Except as otherwise provided herein, the Seller shall pay all fees, taxes, and expenses incurred by it in connection with this Agreement, and the Buyer shall pay all fees and expenses incurred by it in connection with the transactions contemplated by this Agreement.

          9.12 Third Parties. Except with respect to indemnification under Section 7.01 or Section 7.02 herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their successors, heirs or permitted assigns, any rights or remedies under or by reason of this Agreement.

          9.13 Number and Gender of Words. When the context so requires in this Agreement, words of gender shall include either or both genders and the singular number shall include the plural.

          9.14 Entire Agreement. This Agreement and the executed documents, the forms of which are attached hereto as Exhibits, together with the Schedules and Exhibits attached hereto and thereto, shall constitute the entire agreement between the parties hereto with respect to the transactions contemplated hereby and shall supersede all prior or contemporaneous negotiations, understandings and agreements. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

          9.15 Multiple Counterparts. This Agreement may be executed in multiple counterparts, including by facsimile signature, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

[Remainder of page intentionally left blank.]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

THE SELLER:

DEERFIELD ENERGY KANSAS CORP.

By:	/s/ George T. Stapleton, II
Name:	George T. Stapleton, II
Title:	President

THE BUYER:

MEGAWEST ENERGY (USA) CORP.

By:	/s/ R. William Thornton
Name:	R. William Thornton
Title:	Director

THE PARENT:

MEGAWEST ENERGY CORP.

By:	/s/ R. William Thornton
Name:	R. William Thornton
Title:	Chief Operating Officer

EXHIBIT A

FORM OF BILL OF SALE AND
ASSIGNMENT AND ASSUMPTION AGREEMENT

BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT

THE STATE OF ______	)
	)	KNOWN BY ALL MEN BY THESE PRESENTS:
COUNTY OF _______	)

          THIS BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is effective as of March 26, 2007 (the “Closing Date”), by and between Deerfield Energy Kansas Corp., a Delaware corporation (“Assignor”), MegaWest Energy Corp., a British Columbia, Canada corporation (“Parent”), and MegaWest Energy (USA) Corp, a Nevada corporation (“Assignee”).

          Assignee is a party to that certain Asset Purchase Agreement dated as of March 26, 2007 by and among Assignee, Parent and Assignor (the “Purchase Agreement”). The Purchase Agreement contemplates the making and delivery of this Agreement. Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

          NOW, THEREFORE, as contemplated by the Purchase Agreement, and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1.      Effective as of the Closing Date, Assignor hereby sells, conveys, assigns, transfers, and delivers to Assignee, its successors and assigns, forever, and Assignee hereby accepts, all of Assignor’s right, title, and interest in and to all of the properties, assets and agreements listed on Exhibit A attached hereto (the “Assigned Assets”), free and clear of all liens, charges, security interests, encumbrances, and restrictions of whatever nature, except as otherwise set forth pursuant to the Purchase Agreement, and the Assignor does hereby bind itself and its successors and assigns to WARRANT and FOREVER DEFEND, all and singular, title to the Assigned Assets unto the Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof. Except as otherwise set forth pursuant to the Purchase Agreement, it is agreed that the Assignee shall not be responsible for the discharge and performance of any duties or obligations required to be performed and/or discharged in connection with the Assigned Assets on or prior to the Closing Date, and Assignor agrees to indemnify, as set forth in Article VII of the Purchase Agreement, save, and hold harmless the Assignee from and against any and all losses, costs, damages, liabilities, expenses (including reasonable attorneys’ fees) actions, claims, or causes of action existing in favor of or asserted by any party arising from or related to any failure by the Assignor to perform or discharge its obligation as the owner of the Assigned Assets on and prior to the Closing Date.

          2.      Effective as of the Closing Date, Assignee hereby assumes and agrees to pay, discharge, and perform when due certain of Assignor’s debts, liabilities, and obligations (whether accrued, absolute, contingent or otherwise, whether known or unknown, whether due or to become due, and regardless of when or by whom asserted) (the “Assumed Liabilities”) listed on Exhibit B attached hereto. Assignee hereby indemnifies, as set forth in Article VII of the Purchase Agreement, and holds harmless Assignor from and against any and all liabilities, costs, losses, and expenses arising from or relating to the Assumed Liabilities.

          3.      The Assignor hereby constitutes and appoints the Assignee as the Assignor’s true and lawful attorney, with full power of substitution, for it and in its name, place, and stead, or otherwise, but on behalf of and or the benefit of the Assignee, to demand and receive from time to time any and all Assigned Assets and Assumed Liabilities, hereby sold, assigned, and conveyed, or intended so to be, and to get receipts and release for and in respect of the same or any part thereof, and from time to time to institute and prosecute in the name of the Assignor or otherwise, but at the expense and for the benefit of the Assignee, any and all proceedings at law, inequity or otherwise, that the Assignee may deem proper in order to collect, assert, or enforce any claim, right, or title, of any kind, in and to the Assigned Assets and Assumed Liabilities hereby assigned and conveyed, or intended so to be, and to defend and compromise any and all actions, suits, or proceedings relating to any of the said Assigned Assets and Assumed Liabilities, and generally to do all and any such acts and things in relation thereto as the Assignee shall deem advisable.

          4.      Notwithstanding any other provision in this Agreement to the contrary, in the event that any Assigned Asset is not legally or equitably assignable (whether pursuant to its express terms or otherwise) at the Closing Date, or if the purported assignment of such Assigned Asset pursuant to this Agreement would adversely affect, or diminish the value to Assignee of, such Assigned Asset, then in any such case (a) such Assigned Asset shall not be deemed assigned to Assignee hereunder, (b) Assignor shall, until such time as such Assigned Asset is so assignable without any such adverse effect or diminution in value, hold such Assigned Asset in trust for the benefit of Assignee, and act as agent of Assignee in order to obtain for Assignee the economic and other benefits of such Assigned Asset as though such Assigned Asset had been assigned to Assignee hereunder, (c) Assignor shall transfer or deliver to Assignee any and all sums, proceeds and other consideration received or collected by Assignor in respect of such Assigned Asset or as a result of any liquidation or other capitalization thereof, and (d) if and when such Assigned Asset thereafter becomes so assignable without any such adverse effect or diminution in value, then Assignor shall promptly, at Assignee’s reasonable request and without further consideration, execute and deliver such instruments of conveyance and transfer and take such action to effect, consummate, confirm and evidence the transfer to Assignee of such Assigned Asset.

          5.      Each party hereby covenants that, from and after the Closing Date, upon the other party’s reasonable request and without further consideration, such party shall execute and deliver such further instruments of conveyance and transfer and take such additional action to effect, consummate, confirm and evidence the transfer to Assignee of the Assigned Assets and the assumption by Assignee of the Assumed Liabilities.

          6.      This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

          7.      THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES OR CHOICE OF LAWS RULES THEREOF.

          8.      This instrument shall insure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

[The remainder of page is intentionally left blank.]

          IN WITNESS WHEREOF, Assignor and Assignee have caused this Agreement to be executed and delivered as of the date first written above.

ASSIGNOR:

DEERFIELD ENERGY KANSAS CORP.

By: _______________________________
Name: _____________________________
Title: ______________________________

ASSIGNEE:

MEGAWEST ENERGY (USA) CORP.

By: _______________________________
Name: _____________________________
Title: ______________________________

Attachments:
                  Exhibit A – Assigned Assets
                  Exhibit B – Assumed Liabilities

ACKNOWLEDGMENT

THE STATE OF ________)
                                                )
COUNTY OF   ________   )

          On this _____ day of March, 2007, before me appeared _____________________ , to me personally known, who being by me duly sworn, did say that he is the _____________ of Deerfield Energy Kansas Corp., a Delaware corporation, and that said instrument was signed and sealed in behalf of said company by authority of its ___________________, and acknowledged said instrument to be the free act of said company.

________________________________________
Notary Public

[SEAL]

____________________________
My commission expires

ACKNOWLEDGMENT

THE STATE OF _______      )
                                                    )
COUNTY OF      _______      )

          On this _____ day of March, 2007, before me appeared __________________ , to me personally known, who being by me duly sworn, did say that he is the __________________ of MegaWest Energy (USA) Corp., a Nevada corporation, and that said instrument was signed and sealed in behalf of said company by authority of its Board of Directors, and acknowledged said instrument to be the free act of said company.

________________________________________
Notary Public

[SEAL]

____________________________
My commission expires

EXHIBIT B

DEERFIELD ENERGY KANSAS CORP.

OFFICER’S CERTIFICATE

          I, _________________, ___________ of Deerfield Energy Kansas Corp., a Delaware corporation (the “Seller”), hereby certifies the following pursuant to Section 2.01(a)(ii) of the Asset Purchase Agreement (the “Agreement”), dated as of March 26, 2007, between MegaWest Energy Corp., a British Columbia, Canada corporation, MegaWest Energy (USA) Corp., a Nevada corporation, and the Seller. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

          1.      All representations and warranties of the Seller set forth in the Agreement are true and correct as of the date hereof, except to the extent such representations and warranties are specifically made as of an earlier date (in which case such representations and warranties are true and correct as of such earlier date).

     2.      The Seller has performed or complied with in all respects its agreements and covenants required to be performed or complied with under the Agreement as of or prior to the date hereof.

          IN WITNESS WHEREOF, I have executed this Certificate as of March 26, 2007.

DEERFIELD ENERGY KANSAS CORP.,
a Delaware corporation

By: _______________________________
Name: _____________________________
Title: ______________________________

EXHIBIT C

DEERFIELD ENERGY KANSAS CORP.

CERTIFICATE OF SECRETARY

          This Certificate of Secretary is made and attested to this 26th day of March, 2007, pursuant to the Asset Purchase Agreement dated March 26, 2007 (the “Agreement”), by and between Deerfield Energy Kansas Corp., a Delaware corporation (the “Seller”), MegaWest Energy Corp., a British Columbia, Canada corporation, and MegaWest (USA) Energy (the “Buyer”).

          1.      The Seller has provided the Buyer with a copy of the Action by Unanimous Written Consent of the Board of Directors and the Action by Written Consent of the Sole Shareholder of the Seller, which approves the Agreement and the execution thereof by the authorized officers of the Seller, and I hereby certify and attest that each of such Actions is true and complete and has not been rescinded.

          IN WITNESS WHEREOF, I have set my hand hereto as of the date first written above.

___________________________________________
Raymond T. Pirraglia, Secretary

EXHIBIT D

MEGAWEST ENERGY (USA) CORP.

CERTIFICATE OF SECRETARY

          This Certificate of Secretary is made and attested to this 26th day of March, 2007, pursuant to the Asset Purchase Agreement dated March 26, 2007 (the “Agreement”), by and between Deerfield Energy Kansas Corp., a Delaware corporation (the “Seller”), and MegaWest Energy Corp., a British Columbia, Canada corporation and MegaWest Energy (USA) Corp., (the “Buyer”).

          1.      The Buyer has provided the Seller with a copy of the Action by Unanimous Written Consent of the Board of Directors of the Buyer, which approves the Agreement and the execution thereof by the authorized officers of the Buyer, and I hereby certify and attest that each of such Actions by Unanimous Written Consent is true and complete and has not been rescinded.

          IN WITNESS WHEREOF, I have set my hand hereto as of the date first written above.

___________________________________________
______________________, Secretary

Index to Disclosure Schedules

Schedule 1.02	Purchased Assets
Schedule 1.03	Assumed Liabilities
Schedule 3.09	Taxes
Schedule 3.12	Consents
Schedule 3.17	Contracts Assigned or Assumed

Schedule 1.02 - Purchased Assets

Barr Lease Removable Equipment (Estimated Cost)

		Approx. Original
		Cost
Item	Number	w/Improvements
Drilling Rig, Upgraded	1	$ 35,000
Pump Jacks ($350/each)	34	13,600
Pulling Unit, (w/new engine)	1	15,000
Ditch Witch	1	10,900
Triplex Pumps (w/new valves)	3	14,000
Air Compressor	1	4,500
Electric Motors	35	3,436
Large Electric Motors (20-25 hp)	3	3,000
Fiberglass 200-bbl Tank	1	1,500
Downhole Pumps, Anchors	33	14,264
(Includes water well pump at approx. $2,700.)
Fuel Tank Battery - 200 bbl	4	4,500
Stairs and Walkway	1	1,000
Power Threader	1	650
2-3 / 8” Ø Tubing, 3,100 feet		5,734
1” Ø Tubing, 3,960 feet unburied		2,772
High Pressure Wellheads	20	7,000
Production Wellheads	33	4,620
Miscellaneous Valves, wellheads		3,000
Test/Transfer Valves Sleeves		3,000
Electric Boxes @ Wells, etc.	30	1,200
Water Well Downhole Pump	1	2,700
Water Well Electric Box and Sensors	1	500
Water Well, 350 feet pdt Tubing		700
Water Well Wellhead,Valves		300
Centrifugal Pumps	2	700
Used Lease Truck	1	1,000
Main Electric Breaker Box	1

Free Water Knockout	1	2,000
Heater Treater	1	2,000
400-bbl Stock Tanks	4	8,000
High Stairs and Walkway	1	1,000
200-bbl Steel Water Tank	1	1,000
100-bbl SWD Tank	1	500
	Sub-Total	$ 169,076

Struthers Steam Generator and Water Softener	1	$ 178,000
	Total	$ 347,076

Fixed Equipment (excluding any Removable Equipment)

Item	Approx. Cost
w/Improvements

33 producing oil wells cased to approximately 100 feet, 4-½” Ø and 5” Ø casing cemented with high temperature cement(consolidated), 25-30 feet open hole completion. Approximate cost of material and labor = $3,700 each.	$ 122,100

20 steam injection wells cased to approximately 100 feet, 4-½” Ø and 5” Ø casing cemented with high temperature cement(consolidated), 10-15 feet open hole completion. One well from each pair cored including geological analysis. Approximate cost of material and labor = $3,900 each.	78,000

10,760 feet of buried 1”Ø oil production lines @ $2.00/ft. including trenching; includes bleeder lines from injection wells.	21,520

600 feet of buried 3”Ø lines from test and transfer stations to gunbarrel @ $3.00/ft.	1,800

Approximately 7,000 feet of buried electric lines to producers at
$0.50/ft
3,500
Approximate Cost of Fixed Equipment	$226,920

Approximate Value of All Equipment (Removable and Fixed)	$573,996

Schedule 1.03 - Assumed Liabilities

Amount
Creditors	Owed

Any vendor amounts incurred on Chetopa Prospect and not invoiced to Deerfield Energy Kansas Corp. prior to Closing Date	TBD

Schedule 3.09 - Taxes

For the year ended December 31, 2006, Deerfield Energy Kansas Corp. has filed for an extension of time to file its Federal income tax return, but has not filed for any extension with respect to state and local income tax returns.

Schedule 3.10 - Consents

NONE

Schedule 3.17 - Contracts Assigned or Assumed

Oil and Gas Lease by and between Duane Barr, Nadine Barr and Deerfield Energy Kansas Corp.

[WAKEFIELD LEASE – NEED TO GET COPY FROM JIM LONG]